RHB BANK BERHAD SINGAPORE

90 Cecil Street #03-00 RHB Bank Building Singapore 069531
TEL +65 6225 3111 FAX +65 6225 8983

PRIVATE & CONFIDENTIAL

YOUR COPY

Our Ref : JAL/aa

19 May 2015

Environmental Solutions (Asia) Pte Ltd
UEN : 199902448E
62 Tuas South Street 5
Singapore 637802

Dear Sirs

BANKING FACILITIES

We are pleased to offer you the banking facilities (hereinafter referred to as the "Banking Facilities") the following terms and conditions:-

1. BANKING FACILITIES

Facilities	Limit (S$)
Revolving Credit Facility ("RCF")	2,350,000-00
10-year Term Loan ('TL")	950,000-00
Total Line of Credit	**3,300,000-00**

2. PURPOSE

2.1 The TL shall be used to refinance the outstanding loan amount with UOB in relation to the property at 62 Tuas South Street 5 Singapore 637802 ("the Mortgaged Property"). Any balance remaining shall be used to meet your working capital requirements.

2.2 The RCF shall be used to meet your working capital requirements.

The above Banking Facilities shall be used as stipulated above and for no other purposes. However, your failure to comply with this clause shall not prejudice any rights of the Bank which shall not be responsible for monitoring or ensuring your use or application of any of the Banking Facilities.

3. AVAILABILITY PERIOD

3.1 The tenor of TL is 10 year(s) from the date of first draw down.

3.2 The TL is to be drawndown in one (1) lumpsum within three (3) months from the date of completion of legal documentation satisfactory to the Bank.

3.3 The RCF limit shall be partially implemented up to an amount of S$750,000-00 upon receipt of the following:

3.3.1 your acceptance of this Offer;
3.3.2 the completion of the security documentation in clause 7.2
3.3.3 documentary evidence that the notice of redemption for the Mortgaged Property had been issued by your lawyer; and
3.3.4 a caveat has been lodged over the Mortgaged Property in favour of the Bank.

3.4 The duration of each drawing/advance and interest period under the RCF shall be for a period of up to 1,2,3 or 6 months from date of each drawdown.

4. INTEREST RATE(S)/COMMISSION/BANKING CHARGES/COMMITMENT FEE/ OTHER CHARGES/VARIATION OF INTEREST/COMMISSION

4.1 INTEREST/COMMISSION

You shall pay interest on all monies due and payable and all monies outstanding and owing to the Bank in relation to the Banking Facilities and commission, discount charges and any other charges payable in relation to the Banking Facilities at such rate or rates as may be stipulated or prescribed by the Bank at any time and from time to time. Without prejudice to the generality of the foregoing the interest or commission payable by you in respect of the Banking Facilities shall be:

(i) TL:

Interest Rate Period		Interest Rate
Year 1	:	At 2.30% per annum below the Bank's Commercial Rate 2 ("CR2").
Year 2	:	At 2.00% per annum below CR2.
Year 3	:	At 1.30% per annum below CR2.
Year 4 and thereafter:		At CR2.

(ii) RCF : At 2.00% per annum above the Bank's Cost of Funds ("COF").

(iv) The Interest Servicing Period to commence from the date of first disbursement of the TL

Interest at the aforesaid rate shall be payable by you before as well as after any judgment or order of court.

Commercial Rate 2 ("CR2") means the Bank's Commercial Rate 2 for the Term Loan for the time being prescribed which is subject to change from time to time without prior notice. Currently, the Bank's CR2 is 4.68% per annum.

The Bank's Prime Lending Rate ("PLR") is currently at 5.70% per annum.

4.2 FEES AND CHARGES

4.2.1 You are to pay the following fees or charges :

(i)	Fire Insurance :	You are to pay the insurance premiums for the insurance coverage of the Mortgaged Property.
(ii)	Valuation Fee :	The Bank shall pay the valuation fees for the first valuation report up to an amount of S$500-00.
(iii)	Cancellation Fee :	1.50% on the loan amount cancelled if total Banking Facilities is cancelled either by you or by the Bank after acceptance of this Offer.
(iv)	Partial Prepayment Fee :	1.50% on the prepaid amount in excess of the 20% of the original loan amount if prepayment is made within 2 years from the date of first drawdown of the TL.
(v)	Redemption fees :	1.50% of the original loan amount if the loan is fully repaid within 2 years from the date of first drawdown of the TL.
(vi)	Legal Fees :	(a) All legal fees, administrative costs and expenses (including GST) in relation to the preparation, stamping and registration of the security documents and other documentation charges incurred shall after acceptance of the terms herein be paid by you whether or not the Banking Facilities are cancelled or aborted for any reason whatsoever. (b) The Bank reserve the right to appoint a firm of lawyers to act for the Bank in the mortgage and security documentation which is separate from the firm representing you and or the mortgagor. In the event that the Bank exercise this right, you agree by accepting this Letter of Offer to bear all the legal fees, costs, stamp duty, expenses and other charges on a full indemnity basis. This clause shall apply notwithstanding the cancellation of any of the Banking Facilities for whatever reason after the acceptance of this Letter of Offer. (c) The Bank will grant a subsidy of up to S$3,000 or 0.4% of the TL amount whichever is the lower for the legal fees and administrative costs and expenses abovementioned. The amount in excess shall be borne by you.

6. REPAYMENT OF THE TERM LOAN

6.1 You shall repay the principal amount of the TL together with interest thereon by 120 monthly instalments or by such other instalments as may be specified or fixed by the Bank from time to time.

6.2 You shall be advised by the Bank of the instalment payments and interest payable.

7. SECURITY(IES)

The Banking Facilities (and all moneys owing by you from time to time) shall be secured by:

7.1 An all monies legal mortgage of the Mortgaged Property.

7.2 A Joint & Several Guarantee for all moneys owing to be provided by Quek Leng Chuang and Sivakumar s/o Avadiar and substantially in the form enclosed. This Guarantee shall be executed either before one of the Bank's Officers or an Advocate and Solicitor.

8. CONDITIONS PRECEDENT

The Banking Facilities will be made available for your utilisation upon the fulfilment of the following conditions precedent:-

8.1 the Bank shall have received your acceptance of this Facility Letter within the time prescribed or any extended time period as the Bank may agree in writing;

8.2 the conditions precedent stipulated in clause 3 and clause 4.2 in the Standard Terms and Conditions Governing Banking Facilities ("Standard Terms and Conditions") shall have been received or otherwise complied with to the satisfaction of the Bank.;

8.3 the Bank shall have received a valuation report from one of the Bank's approved valuers on the Mortgaged Property showing market value of not less than S$5,000,000-00, failing which; the Bank reserves the right to vary the banking facilities or impose additional terms and conditions;

8.4 the Bank shall have received documentary evidence that your paid-up capital has been increased to US$600,000-00 prior to the disbursement of the TL or 31 July 2015, whichever is the earlier; and

8.5 you shall provide any other document(s) as may be required by the Bank from time to time and adhere to and abide by all other conditions precedent as the Bank may in its sole discretion impose.

9. AFFIRMATIVE COVENANTS

During the tenor of the Banking Facilities you will upon the request of the Bank or upon the occurrence of any event of default, forthwith execute in the Bank's favour a mortgage, charge, lien, pledge or such other form of security as the Bank may require over any of your assets on such terms as the Bank may require for the due payment of moneys from you to the Bank; and

4.2.2 Clawback of All Subsidies: If you prepay or repay the Banking Facilities in full within 3 years from the date of first disbursement, you are required to refund and reimburse the Bank the valuation fees, legal fees subsidy and all incidental expenses in connection with stamping and registration of the security documents and other documentation charges incurred and paid for by the Bank.

5. DEFAULT RATE/INTEREST ON EXCESS AMOUNT/DAMAGES

5.1 In addition and without prejudice to the rights and remedies of the Bank herein if you shall default in the payment on due date of any money payable including the interest due in respect of the Banking Facility(ies) or in the event the Bank makes payment of any claim pursuant to any guarantee issued by the Bank under the Banking Facilities, you shall pay to the Bank damages by way of additional interest as follows:-

(i) TL : 3.00% per annum above the prescribed rate or 5.00% per annum above the Bank's Prime Lending Rate whichever is the higher on the amount in arrears calculated from the due date until the date of payment of the amount thereof by you.

(ii) RCF : 3.00% per annum above the prescribed rate or 5.00% per annum above the Bank's Prime Lending Rate whichever is the higher on the amount paid out by the Bank calculated with monthly rests from the date of payment by the Bank until the date of repayment of the amount thereof by you.

5.2 The Bank shall be entitled to charge default rate for the full amount outstanding under any Term Loan or RCF due and payable upon an Event of Default occurring, as the Bank may determine.

5.2 Where the Bank recalls the Banking Facilities and makes a demand on the total amount owing under the Term Loan(s) or under the RCF, the Bank shall be entitled to charge interest at the overdue rate or default rate for the whole outstanding amount under the Term Loan(s) or the RCF as the Bank may determine.

5.3 The Bank is entitled to capitalise and compound all interest chargeable (including additional interest and fees) in accordance with the usual practice of the Bank from time to time and its right to do so shall continue until the date of payment (as well after as before judgment) notwithstanding the relationship of banker and customer may have ceased by a demand or otherwise.

5.4 The Bank's Prime Lending Rate is subject to fluctuation without prior notice.

5.5 A certificate signed by an officer of the Bank as to the rate and amount of interest payable save for manifest error shall be conclusive and binding on you in any Court of law and elsewhere.

5.6 Notwithstanding any of the above provisions, the Bank shall be entitled at its absolute discretion at any time and from time to time to vary the rate(s) of the additional interest.

11. ANNEXURES

The terms and conditions set out in the attached Annexures form an integral part of this Facility Letter and in the event of any conflict or discrepancy between the terms and conditions in this Facility Letter and the terms and conditions in the Annexures, the terms and conditions in this Facility Letter shall prevail.

12. STANDARD TERMS AND CONDITIONS

The Bank's Standard Terms and Conditions governing Banking Facilities (as may be varied from time to time) shall apply.

13. OTHER TERMS AND CONDITIONS

13.1 The Banking Facilities granted herein are subject to periodic review and the Bank shall be entitled to modify, vary or determine any of the Banking Facilities or the interest rates chargeable thereon, or impose any additional terms and conditions at its absolute discretion without assigning any reasons thereto.

13.2 The legal and security documentations required herein are to be completed within 90 days from the date of acceptance of this Letter of Offer or any extended date as the Bank may agree at its absolute discretion.

13.3 You shall pay a facility fee of 0.50% of the total Banking Facilities granted upon acceptance of this facility letter.

13.4 You shall furnish the Bank a copy of your audited financial statement for the year ending 2014 (FYE 2014) by 31 October 2015.

13.5 The Bank shall have received documentary evidence that a Giro-Link facility has been established for the monthly servicing of the TL.

Kindly acknowledge receipt of this Facility Letter, the Annexures, and the Standard Terms and Conditions and signify your acceptance of the Banking Facilities offered herein by signing and returning to us the duplicate of this Facility Letter together with the necessary company resolution within fourteen (14) days from the date hereof. The offer herein shall lapse if we fail to receive your acceptance on the specified date provided always that the Bank shall have the absolute discretion to extend the validity period as it deems fit upon specific request by you, and the same shall be construed as a fresh offer on the same terms and conditions herein.

RHB

10. NEGATIVE COVENANTS

During the tenor of the Banking Facilities you will not, without the prior written consent of the Bank:-

10.1 decrease or alter your authorised or issued capital or alter the structure thereof or the rights attached thereto;

10.2 change your shareholding structure;

10.3 (a) create or permit to subsist any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance and any leasing or sale-and-leaseback arrangement ('Security Interest') upon the whole or any parts of its undertaking or assets or revenue, present or future (including any uncalled capital) except for any permitted Security Interest unless at the same time or prior thereto your obligations under this Facility Letter are secured equally and rateably therewith;

(b) sell transfer or otherwise dispose of any of your undertakings or assets or any of your receivables on recourse terms except in the discounting of bills in the ordinary course of business;

(c) the permitted Security Interest are those Security Interests:

(i) created with the written consent of the Bank;

(ii) in existence and disclosed to the Bank before or at the date of acceptance of this Facility Letter;

(iii) created on any assets acquired by you after the acceptance of this Facility Letter for the sole purpose of financing the acquisition of that asset and where the asset comprises immovable properties for securing the development of the properties provided that the Security Interest shall be limited to the assets acquired or to be developed and shall secure indebtedness not in excess of the fair market value of such assets as valued by a reputable valuer acceptable by the Bank;

(iv) arising by operation of law; and

(v) over goods or documents of title to goods arising in the ordinary course of documentary credit transactions.

(d) if you create or permit to be created any Security Interest other than the permitted Security Interest, such Security Interest shall equally and rateably secure the payment of all amounts payable under this Facility Letter.

11. ANNEXURES

The terms and conditions set out in the attached Annexures form an integral part of this Facility Letter and in the event of any conflict or discrepancy between the terms and conditions in this Facility Letter and the terms and conditions in the Annexures, the terms and conditions in this Facility Letter shall prevail.

12. STANDARD TERMS AND CONDITIONS

The Bank's Standard Terms and Conditions governing Banking Facilities (as may be varied from time to time) shall apply.

13. OTHER TERMS AND CONDITIONS

13.1 The Banking Facilities granted herein are subject to periodic review and the Bank shall be entitled to modify, vary or determine any of the Banking Facilities or the interest rates chargeable thereon, or impose any additional terms and conditions at its absolute discretion without assigning any reasons thereto.

13.2 The legal and security documentations required herein are to be completed within 90 days from the date of acceptance of this Letter of Offer or any extended date as the Bank may agree at its absolute discretion.

13.3 You shall pay a facility fee of 0.50% of the total Banking Facilities granted upon acceptance of this facility letter.

13.4 You shall furnish the Bank a copy of your audited financial statement for the year ending 2014 (FYE 2014) by 31 October 2015.

13.5 The Bank shall have received documentary evidence that a Giro-Link facility has been established for the monthly servicing of the TL.

Kindly acknowledge receipt of this Facility Letter, the Annexures, and the Standard Terms and Conditions and signify your acceptance of the Banking Facilities offered herein by signing and returning to us the duplicate of this Facility Letter together with the necessary company resolution within fourteen (14) days from the date hereof. The offer herein shall lapse if we fail to receive your acceptance on the specified date provided always that the Bank shall have the absolute discretion to extend the validity period as it deems fit upon specific request by you, and the same shall be construed as a fresh offer on the same terms and conditions herein.

Should you have any queries, please do not hesitate to contact your Relationship Manager at mobile no : 9277 0116. We assure you of our best attention at all times.

Yours faithfully,
for **RHB BANK BERHAD**

Jack Lim
Relationship Manager
Business Banking

Agatha Ang
Executive
Legal & Credit Admin Dept

To: RHB BANK BERHAD

I/We hereby accept your above offer of the Banking Facilities and acknowledge receipt of a copy of the Annexures and the Standard Terms and Conditions.

I/We enclose an extract of our Board of Directors' Resolution accepting the above offer.

I/We authorise you to debit my/our account with you as herein after stated for all instalments, interest, fees, charges, and/or other monies payable.

Our Account No: ______________________________

Our solicitors are M/s ___________________________

Signature [and company stamp]:
Name :
Designation :
Date :

Environmental Solutions (Asia) Pte Ltd

RHB BANK BERHAD ("THE BANK")

Terms and Conditions Relating to Commercial Property Loan Facility

A. Conditions For Drawdown/Utilization

1. Subject to the conditions precedent herein stated and such other conditions which the Bank may from time to time prescribed having been duly satisfied, the Borrower may drawdown/utilise the Term Loan upon the following terms:-

1.1 The Borrower shall furnish to the Bank documentary evidence con firming that the difference between the purchase price of the mortgaged property including GST payable (if applicable) and the amount of the Term Loan has been duly settled by the Borrower.

1.2 Where applicable, the Bank shall have received the redemption statement from the existing mortgagee of the mortgaged property confirming the redemption sum required to redeem the mortgaged property.

1.3 The Bank shall have received the Borrower's drawdown notice at least five (5) Business Days prior to the drawdown date.

2. Each drawing shall be made in one lump sum within four (4) weeks from the date of completion of the security documentation.

3. Any amount not drawn will be cancelled and a cancellation/commitment fee (where applicable) wilbe payable for any such undrawn amount.

B. Interest

1. Interest charged on the Term Loan will be calculated on the number of days in a month on a 365 day year with monthly rests.

2. Before the commencement of the monthly instalments, the Borrower shall pay interest at the rate specified on the last day of the month of the first drawdown of the Term Loan.

3. If and whenever the rate of interest payable by the Borrower on the Term Loan shall be varied in the manner as provided in the Facility Letter the Bank may at its absolute discretion make the necessary adjustment consequent upon such variation either by varying the amount of any instalments or by varying the number of instalments.

4. No part of any instalment to be paid by the Borrower or any other payments which the Borrower may make to the Bank shall be deemed to be a repayment of principal until all interest due or deemed to be due to the Bank shall have been paid.

C. Repayment

1. Repayment of the TermLoan shall be by way of monthly instalments of principal and interest.

2. The monthly instalments shall be due on the last day of each calendar month following the first disbursement of the Term Loan or any other day as may be specified by the Bank.

D. Partial/full prepayment

1. Subject to any fees payable, the Borrower may :

1.1 at any time by giving to the Bank three (3) months' notice in writing or by paying three (3) month's interest in lieu of notice, repay the whole of the moneys then owing to the Bank under the Term Loan;

1.2 prepay the Term Loan in part together with accrued interest on the amount prepaid by giving the Bank not less than fourteen (14) Business Days prior written notice PROVIDED THAT the amount prepaid shall be not less than and

in integral multiples of S$10,000 as the Bank may in its absolute discretion accept;

1.3 all partial prepayment shall be applied towards the repayment of the instalments of the Term Loan in the inverse order of their maturity PROVIDED THAT the acceptance of such lesser amount as aforesaid by the Bank shall in no way entitle the Borrower to a reduction in the amount of any instalment but only to a reduction in the number thereof.

2. In the event no notice as required in clause 1.2 hereinbefore mentioned is given by the Borrower, the Borrower shall pay to the Bank simultaneously upon such prepayment in addition to any prepayment fee, premium of 1.50% on the amount prepaid.

3. All amounts prepaid shall not be available for redrawing.

4. A notice of prepayment once received by the Bank shall not be revocable by the Borrower.

RHB BANK BERHAD ("THE BANK')

Terms and Conditions Relating to Revolving Credit Facility (RCF Facility)

1. Each notice of drawdown of the Revolving Credit Facility shall be in the form prescribed by the Bank and to be received by the Bank at least two (2) Business Days prior to the intended drawdown date. A notice of drawing is irrevocable and the Borrower is bound to draw the loan in accordance with that notice.

2. Each drawing shall not be less than S$100,000-00 or in any other amount as may be acceptable to the Bank.

3. Subject to the availability of funds, each drawing shall be for one of the interest periods as stated in the Facility Letter and which the Borrower is at liberty to select.

4. Interest on each drawing is to be paid on the last day of the interest period for the drawing.

5. Unless the Bank agrees to the rollover of a drawing, the amount owing under each drawing shall be fully paid on the last day of the interest period of the drawing.

6. During the tenor of the Revolving Credit Facility the Borrower may, by giving to the Bank a rollover notice in the form prescribed by the Bank, request a rollover of a drawing for a duration of a further interest period as provided in the Facility Letter and the Bank may upon receipt of the rollover notice and subject to the availability of funds rollover such drawing for the interest period selected by the Borrower PROVIDED THAT :

6.1 the rollover notice shall have been received by the Bank at least two (2) Business Days before the last day of the interest period for the drawing requested to be rolled over; and

6.2 all accrued interest on the said drawing shall have been paid.

6.3 no event(s) of default shall have occurred or is continuing.

7. The Bank may upon the rollover of a drawing, deem such drawing as having been repaid and a new drawing having been made by the Borrower and the Borrower shall be deemed to have given an appropriate drawdown notice to the Bank.

8. No interest period of a drawing or a rollover of a drawing shall extend beyond the tenure of the Revolving Credit Facility.

9. Notwithstanding anything herein or in the Facility Letter contained, the Bank reserves the right to limit the interest period of a drawing or a rollover of a drawing to such period as the Bank may determine and further in addition thereto the Bank shall be at liberty at its sole and absolute discretion without having to give any reason therefor refuse to rollover a drawing despite having received a rollover notice from the Borrower.